Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-3 (File No. 333-229505) and Form S-8 (File No. 333-226985) of our report dated October 29,2021, relating to the consolidated financial statements of Dogness (International) Corporation for the year ended June 30, 2021, which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

October 29, 2021